UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2014

NetSuite Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33870	94-3310471
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

2955 Campus Drive, Suite 100 San Mateo, California	94403-2511
(Address of principal executive offices)	(Zip Code)

(650) 627-1000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 Submission of Matters to a Vote of Security Holders.

On June 11, 2014, NetSuite Inc. (the “Company”) held its 2014 Annual Meeting of Stockholders. All matters submitted to a vote of the Company’s stockholders were approved as recommended by the Company’s Board of Directors. Those matters were as follows:

1. The two persons named below were elected to serve as directors for three years and until their successors are duly elected and qualified, subject to their earlier death, resignation or removal. The results of such vote were:

Name	For	Against	Abstain	Broker non-votes
Zachary Nelson	67,759,133	236,984	213,328	3,062,717
Kevin Thompson	66,992,986	991,592	224,867	3,062,717

2. The compensation of the Company’s named executive officers was approved by non-binding advisory vote. The results of the vote were:

	For	Against	Abstain	Broker non-votes
Approval, by non-binding, advisory vote, of the compensation of the Company’s named executive officers	56,376,726	11,596,445	236,274	3,062,717

3. KPMG LLP was ratified as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014. The results of such vote were:

	For	Against	Abstain	Broker non-votes
Ratification of the appointment of KPMG LLP	71,002,574	50,447	219,141	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 13, 2014

NETSUITE INC.

By:	/s/ Douglas P. Solomon
Douglas P. Solomon SVP, General Counsel & Secretary